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                                                                    EXHIBIT 23.2


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement on Form S-3 (No. 333-     ) and related Prospectus of
F.N.B. Corporation for the registration of 2,000,000 shares of its common stock and to the incorporation by reference therein of our report dated May 6, 2002 with respect to the consolidated financial statements of F.N.B. Corporation included in its Current Report on Form 8-K dated July 24, 2002 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Birmingham, Alabama
July 24, 2002